Exhibit 99.4
JACK HENRY & ASSOCIATES, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
JUNE 30, 2009
(In thousands)
(Unaudited)

							Reclassifications
	Historical	Historical			Pro Forma		and Pro Forma
	JKHY	Goldleaf	Reclassifications		Adjustments		Combined

			(Note 3)		(Note 3)

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$118,251	1,483	39	A	(67,567)		$52,206
Restricted cash	-	39	(39)	A			-
Investments, at amortized cost	1,000	-					1,000
Receivables	192,733	8,250					200,983
Income tax receivable	2,692	-					2,692
Inventory	-	638	(638)	B			-
Investment in direct financing leases	-	1,621					1,621
Prepaid expenses and other	24,371	2,119					26,490
Prepaid cost of product	19,717	-	638	B			20,355
Deferred income taxes	882	-			431	L	1,313

Total current assets	359,646	14,150	-		(67,136)		306,660

PROPERTY AND EQUIPMENT, net	237,778	3,897					241,675

OTHER ASSETS:
Prepaid cost of product	6,793	-					6,793
Operating lease equipment, net	-	4					4
Computer software, net of amortization	82,679	8,448	9,221	C	(9,196)	H	91,152
Investment in direct financing leases, net of current portion	-	2,685					2,685
Intangibles and other assets, net	-	31,022	(31,022)	C			-
Other non-current assets	11,955	-	3,934	C			15,889
Customer relationships, net of amortization	55,450	-	8,658	C	22,739	H	86,847
Trade names	3,999	-	9,209	C	(8,569)	H	4,639
Goodwill	292,400	24,468			9,558	I	326,426

Total other assets	453,276	66,627	-		14,532		534,435

Total assets	1,050,700	$84,674	$-		$(52,604)		$1,082,770

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$8,206	3,410					$11,616
Accrued expenses	34,018	3,554			1,703	J	39,275
Accrued income taxes	1,165	-					1,165
Note payable and current maturities of capital leases	63,461	-	36,062	D	(35,500)	K	64,023
Revolving line of credit	-	35,500	(35,500)	D			-
Capital lease obligations	-	342	(342)	D			-
Non-recourse lease notes payable	-	1,445					1,445
Current portion of long term debt	-	220	(220)	D			-
Convertible notes payable	-	7,000			(7,000)	K	-
Customer deposits	-	2,249	(2,249)	E			-
Other current liabilities	-	249					249
Deferred revenues	237,557	11,082	2,249	E			250,888

Total current liabilities	344,407	65,051	-		(40,797)		368,661

LONG TERM LIABILITIES:
Deferred revenues	7,981	342					8,323
Deferred income taxes	65,066	3,527			(325)	L	68,268
Non-recourse lease notes payable, net of current portion	-	2,536					2,536
Long term debt, net of current portion	-	178	(178)	F			-
Other long-term liabilites, net of current maturities	6,740	802	178	F			7,720

Total long term liabilities	79,787	7,385	0		(325)		86,847

Total liabilities	424,194	72,436	-		(41,122)		455,508

STOCKHOLDERS' EQUITY
Preferred stock	-	-					-
Common stock	980	-					980
Additional paid-in capital	298,378	73,959			(73,959)	M	298,378
Retained earnings (accumulated deficit)	636,733	(61,721)			61,721	M	636,733
Less treasury stock at cost	(309,585)	-					(309,585)

Total stockholders' equity	626,506	12,238	-		(12,238)		626,506

Total liabilities and stockholders' equity	$1,050,700	$84,674	$-		$(53,360)		$1,082,014

JACK HENRY & ASSOCIATES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
YEAR ENDED JUNE 30, 2009
(In thousands)
(Unaudited)

							Reclassifications
	Historical	Historical			Pro Forma		and Pro Forma
	JKHY	Goldleaf	Reclassifications		Adjustments		Combined

			(Note 3)		(Note 3)

REVENUE
License	$58,434	$-	$13,549	N			$71,983
Support and service	614,242	-	59,040	N			673,282
Hardware	72,917	-	3,931	N			76,848
Financial Institution Services	-	64,254	(64,254)	N			-
Retail Inventory Management Services	-	6,863	(6,863)	N			-
Other products and services	-	5,403	(5,403)	N			-

Total	745,593	76,520	-		-		822,113

COST OF SALES
Cost of license	6,885		741	N			7,626
Cost of support and service	385,837		44,107	N	(166)	O	429,778
Cost of hardware	53,472		3,096	N			56,568
Financial Institutions Services	-	18,021	(18,021)	N			-
Retail Inventory Management Services	-	844	(844)	N			-
Other products and services	-	3,337	(3,337)	N			-

Total	446,194	22,202	25,742		(166)		493,972

GROSS PROFIT	299,399	54,318	(25,742)		166		328,141

OPERATING EXPENSES
Selling and marketing	54,931	19,303	(6,372)	N			67,862
Research and development	42,901	7,597	(610)	N			49,888
General and administrative	43,681	22,326	25,326	N	(38,116)	P	53,217
Goodwill Impairment	-	38,116	(38,116)	N			-
Amortization	-	4,106	(4,106)	N			-
Other operating expenses	-	1,864	(1,864)	N			-

Total	141,513	93,312	(25,742)		(38,116)		170,967

OPERATING INCOME	157,886	(38,994)	-		38,282		157,174

INTEREST INCOME (EXPENSE)
Interest income	781						781
Interest expense	(1,357)	(2,766)			2,766	Q	(1,357)

Total	(576)	(2,766)	-		2,766		(576)

INCOME FROM CONTINUING
OPERATIONS BEFORE INCOME TAXES	157,310	(41,760)	-		41,048		156,598

PROVISION FOR INCOME TAXES	54,208	366			(1,385)	R	53,189

NET INCOME	$103,102	$(42,126)	$-		$42,433		$103,409

Diluted net income per share	$1.22						$1.22
Diluted weighted average shares outstanding	84,830						84,830

Basic net income per share	$1.23						$1.23
Basic weighted average shares outstanding	84,118						84,118

Notes to Pro Forma Condensed Consolidated Financial Statements

(In Thousands)

(Unaudited)

Note 1: Basis of Pro Forma Presentation

The unaudited pro forma condensed consolidated financial statements are based on the historical financial statements of Jack Henry and Goldleaf after giving effect to the cash to be paid by Jack Henry to consummate the Goldleaf acquisition, as well as certain reclassifications and pro forma adjustments.

The unaudited pro forma condensed consolidated balance sheet data assumes that the acquisition of Goldleaf occurred on June 30, 2009. As Jack Henry has a fiscal year ending on June 30 and Goldleaf had a fiscal year ending on December 31, the pro forma condensed consolidated balance sheet combines the historical balances of Jack Henry as of June 30, 2009 with the historical balances of Goldleaf as of June 30, 2009, plus reclassifications and pro forma adjustments.

The unaudited pro forma condensed consolidated statement of operations data assumes that the acquisition of Goldleaf occurred on July 1, 2008. As Jack Henry has a fiscal year ending on June 30 and Goldleaf had a fiscal year ending on December 31, the pro forma condensed consolidated statements of operations combine the historical results of Jack Henry for the year ended June 30, 2009 with the historical results of Goldleaf for the twelve months ended June 30, 2009, plus reclassifications and pro forma adjustments. Goldleaf's data has been calculated by combining its reported interim data for each quarter within the period.

The unaudited pro forma condensed consolidated financial statements assume that the acquisition is accounted for in accordance with generally accepted accounting principles for business combinations and represents the current pro forma information based upon available information of the combining companies' results of operations during the periods presented. As of the date of this document, Jack Henry has not completed the detailed valuation studies necessary to arrive at the required estimates of the fair value of the Goldleaf assets acquired and liabilities assumed and the related allocations of the purchase price. However, Jack Henry has made certain adjustments to the historical book values of the assets and liabilities of Goldleaf, based on currently available information, to reflect certain preliminary estimates of fair value in preparing the unaudited pro forma condensed consolidated financial data. The preliminary purchase price allocation assigns values to certain identifiable intangible assets, including customer relationships and core technology. Actual results may differ materially from this unaudited pro forma condensed consolidated data once Jack Henry has completed the detailed valuation studies necessary to finalize the required purchase price allocation.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not purport to be indicative of the results of operations or financial position for future periods or the results that actually would have been realized had the acquisition described above been consummated as of June 30, 2009 or July 1, 2008.

Note 2: Preliminary Purchase Price Allocation.

The purchase price was $19,085 and was comprised of the following:
19,458,238 Goldleaf shares at $0.98	$19,069
70,500 Goldleaf employee options at $0.98 less the average exercise price of
these options	16

Cash paid for equity	$19,085

In addition, Jack Henry paid $48,482 in cash at closing to settle various outstanding obligations of Goldleaf, resulting in a total cash outlay at closing of $67,567. This cash outlay was funded using existing operating cash.

The purchase price will be allocated to Goldleaf tangible and intangible assets acquired and liabilities assumed, based on their estimated fair values as of the acquisition date. The excess of the purchase price over the net tangible and identifiable intangible assets will be recorded as goodwill. Based upon a preliminary valuation, the purchase price was allocated as follows:
Current assets	$14,150
Non-current assets	10,520
Intangible assets	40,510
Goodwill	35,075

Total assets acquired	100,255
Liabilities assumed	(32,688)

Net assets acquired	$67,567

The preliminary allocation of the purchase price is based upon management's estimates. As noted below, these estimates and assumptions are subject to change upon final valuation.

Deferred Revenues: For the purpose of these pro forma condensed consolidated statements, the carrying value of deferred revenue has been assumed to approximate its fair value. Therefore, the pro forma condensed consolidated balance sheet and statements of operations do not reflect any impact on deferred revenue and revenue that would occur as a result of any change in deferred revenue on the opening balance sheet pursuant to the final valuation.

Cash and other net tangible assets/liabilities: Cash and other net tangible assets and liabilities were recorded at their respective carrying amounts for the purpose of these unaudited pro forma condensed consolidated statements. It was assumed that these carrying values approximate their fair values.

Goodwill: Goodwill represents the excess of the purchase price over the estimated fair value of tangible and identifiable intangible net assets acquired.

Identifiable intangible assets: Identifiable intangible assets acquired include developed software, customer relationships and tradenames.

The fair value of intangible assets is based on management's preliminary valuation.

Deferred tax balances: As of June 30, 2009, Goldleaf had significant deferred tax assets that were subject to valuation allowances including deferred tax assets related to federal net operating loss ("NOL") carryforwards of approximately $68,500. Internal Revenue Code Section 382 imposes substantial restrictions on the utilization of these NOL carryforwards in the event of an "ownership change" of the corporation. Jack Henry has currently not fully assessed its ability to utilize these tax attributes prior to their expiration. For the purpose of these pro forma statements, the deferred taxes arising from the acquisition have been estimated using a rate of 37%. The final valuation of the deferred tax assets may have a material impact on the final purchase price allocation, and could result in an allocation of goodwill materially different from that indicated herein.

Pre-acquisition contingencies: Jack Henry has not identified any pre-acquisition contingencies where a liability is probable and where the amount of the liability can be reasonably estimated. If information becomes available prior to the end of the purchase price measurement period that would indicate that it was probable that a liability existed at the acquisition date, such items will be included in the purchase price allocation to the extent that can be reasonably estimated. These amounts identified, if any, would result in additional goodwill.

Note 3: Reclassifications and Pro Forma Adjustments
The following adjustments have been reflected in the unaudited pro forma condensed consolidated financial statements:

(A)	To reclassify an immaterial amount of restricted cash to "Cash and cash equivalents"

(B)	To reclassify Goldleaf's inventory balance to "Prepaid cost of product," consistent with Jack Henry's normal presentation.

(C)	To reclassify Goldleaf's "Intangibles and other assets, net" into the appropriate line items within Jack Henry's financial statement presentation.

(D)	To reclassify Goldleaf's current notes payable and the current maturities of long term debt into the appropriate line items within Jack Henry's financial statement presentation.

(E)	To reclassify Goldleaf's Customer deposits liability into "Deferred revenues," consistent with Jack Henry's normal presentation.

(F)	To reclassify Goldleaf's Long term debt into the appropriate line item within Jack Henry's financial statement presentation.

These adjustments (A) - (F), had no impact on the historical net income reported by Jack Henry or Goldleaf.

(G)

Represents the total cash consideration paid by Jack Henry upon consummation of the acquisition to the shareholders of Goldleaf and in settlement of various outstanding obligations of Goldleaf. (see Note 2)

(H)	To record the preliminary valuation of intangible assets related to the acquisition of Goldleaf.

Acquired technology-based intangible assets (preliminary)	$8,473
Acquired customer-based intangible assets (preliminary)	31,397
Acquired trademarks (preliminary)	640

40,510
Elimination of Goldleaf historical intangible assets	(35,536)

$4,974

(I)	To record the preliminary valuation of goodwill related to the acquisition of Goldleaf and to eliminate the historical goodwill of Goldleaf.

Preliminary goodwill from Goldleaf acquisition	$34,026
Elimination of Goldleaf historical goodwill	(24,468)

$9,558

(J)	To accrue for amounts due under pre-existing change-of-control provisions of Goldleaf employment agreements.

(K)	To reflect the extinguishment of outstanding Goldleaf debt at the acquisition date.

(L)	To record the estimated change in deferred taxes related to acquired identifiable intangible assets at 37%.

(M)	To record the elimination of Goldleaf's Additional paid-in capital and Accumulated deficit.

(N)	To adjust Goldleaf's presentation to conform to Jack Henry's presentation . This adjustment had no impact on the historical net income reported by Jack Henry or Goldleaf.

(O)	To record amortization related to the identifiable intangible assets recognized at the time of the acquisition of Goldleaf and to eliminate Goldleaf's historical amortization of intangible assets

Amortization of acquired intangible assets
Elimination of Goldleaf's historical intangible asset amortization	$(4,106)
Amortization of acquired intangible assets related to Goldleaf	3,940

$(166)

The Company has estimated the useful lives of the acquired technology-based intangibles to be 5-7 years and the useful lives of the acquired customer-based intangibles to be 10-15 years. For the purposes of these estimates, the Company assumed straight-line amortization; however, actual amortization will be recorded in accordance with applicable generally accepted accounting principles and may differ from these estimates.

(P)	To eliminate Goldleaf's 2008 goodwill impairment.

(Q)	To reduce Goldleaf's historical net interest expense in relation to the elimination of the majority of their outstanding interest-bearing debt.

(R)

To record the estimated income tax effect of the business combination and the pro forma adjustments at an estimated rate of 37%. The pro forma combined provision for income taxes does not necessarily represent the amounts that would have resulted had Jack Henry and Goldleaf filed consolidated income tax returns for the period presented.